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                                                                    Exhibit 11-A
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   COLUMBIA ENERGY TELECOMMUNICATIONS COMPANY

================================================================================

       COLUMBIA ENERGY TELECOMMUNICATIONS COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated ___________________, 1998, adopted resolutions proposing, declaring advisable and approving an amendment to part FIRST of the Certificate of Incorporation of said Corporation as follows:

              RESOLVED, that the Board of Directors of this Corporation hereby declares it advisable that the Certificate of Incorporation of this Corporation be amended to change the name of the Corporation to Columbia Transmission Communications Corporation, the amendment to be effective by deleting part FIRST of said Certificate of Incorporation and inserting in lieu thereof the following:

              FIRST: The name of the Corporation is Columbia Transmission Communications Corporation.

              RESOLVED, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and such amendment be, and hereby is, approved in accordance with Section 241 of the General Corporation Law of the State of Delaware; and

              RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Certificate of Incorporation; and

              RESOLVED, that at any time prior to the filing of the foregoing amendment to the Corporation's Certificate of Incorporation with the Secretary of

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                                                                    Exhibit 11-A
                                                                     Page 2 of 2

       State of the State of Delaware, the Board of Directors of the Corporation may abandon such amendment; and

              RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

       SECOND: That the Corporation has not received any payment for any of its stock and that said amendment to its Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, Columbia Energy Telecommunications Company has caused this Certificate to be signed by Mr. Philip R. Aldridge, its President, and attested by Ms. Sharon B. Heaton, its Secretary, this _____ day of ____________________, 1998.

                                       By:________________________
                                                 President




ATTEST:______________________
             Secretary